  Exhbit 11     Computation of earnings per share


                                                       Year ended December 31
  BASIC                                             1997         1996        1995
                                                 ----------   ----------  ----------
  Net income (loss) from continuing operations    ($26,874)       $2,264   ($10,920)
  Income (loss) from discontinued operations          (115)      (1,224)         581
                                                 ----------   ----------  ----------
  Net income (loss)                               ($26,989)       $1,040   ($10,339)
                                                 ==========   ==========  ==========


  Weighted average common shares outstanding      9,113,595    9,095,102   9,095,102
                                                 ==========   ==========  ==========

  Basic earnings per common share:
    Net income (loss) from continuing operations    ($2.95)        $0.25     ($1.20)
    Income (loss) from discontinued operations       (0.01)       (0.14)        0.06
                                                 ----------   ----------  ----------
    Net income (loss)                               ($2.96)        $0.11     ($1.14)
                                                 ==========   ==========  ==========

  DILUTED
  Net income (loss) from continuing operations    ($26,874)       $2,264   ($10,920)
  Income (loss) from discontinued operations          (115)      (1,224)         581
                                                 ----------   ----------  ----------
  Net income (loss)                               ($26,989)       $1,040   ($10,339)
                                                 ==========   ==========  ==========


  Weighted average common shares outstanding      9,113,595    9,095,102   9,095,102
                                                 ==========   ==========  ==========

  Diluted earnings per common share:
    Net income (loss) from continuing operations    ($2.95)        $0.25     ($1.20)
    Income (loss) from discontinued operations       (0.01)       (0.14)        0.06
                                                 ----------   ----------  ----------
    Net income (loss)                               ($2.96)        $0.11     ($1.14)
                                                 ==========   ==========  ==========

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